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                                                                   Exhibit 99.2


PROXY                                                                  PROXY

                       UNION PACIFIC RESOURCES GROUP INC.
                         SOLICITED BY BOARD OF DIRECTORS
                          SPECIAL MEETING JULY 13, 2000
                                FORT WORTH, TEXAS

The undersigned hereby appoints George Lindall III and Kerry R. Brittain as proxies, or either of them, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote all the shares of Union Pacific Resources Group Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on July 13, 2000, or any adjournment or postponement thereof, as indicated in this proxy upon all matters referred to on the reverse side and described in the proxy statement for the meeting, and, in their discretion, upon any other matters that may properly come before the meeting. If no direction is made, this proxy will be voted for all proposals.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL.


                             YOUR VOTE IS IMPORTANT!


PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                  (Continued and to be signed on reverse side.)

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                       UNION PACIFIC RESOURCES GROUP INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/


UNION PACIFIC RESOURCES GROUP INC. BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.




1.   Approval of the Agreement and Plan of Merger, dated   FOR  AGAINST  ABSTAIN
     as of April 2, 2000, among Anadarko Petroleum         / /   / /      / /
     Corporation, Dakota Merger Corp., a wholly owned subsidiary of Anadarko, and Union Pacific Resources
     Group Inc., and the transactions contemplated thereby, including the merger, pursuant to which Dakota Merger Corp. will be merged with and into Union Pacific Resources and each share of common stock, no par value, of Union Pacific Resources issued and outstanding immediately prior to the merger (other than shares held by Anadarko, Union
     Pacific Resources or their respective subsidiaries, which will be canceled) will be converted into the right to receive 0.455 of a share of common stock, $0.10 par value, of Anadarko.


     All other matters that may come before the meeting.

                                  This proxy must be signed exactly as
                                  name appears hereon. Executors,
                                  administrators, trustees, etc., should
                                  give full title as such. If the signer
                                  is a corporation, please sign full
                                  corporate name by duly authorized officer.

                                  _________________________________________
                                  Signature

                                  _________________________________________
                                  Signature (if held jointly)

                                  Dated:____________________________, 2000



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                       UNION PACIFIC RESOURCES GROUP INC.

    If you received more than one set of proxy materials and wish to have it consolidated, please contact

                           HARRIS TRUST & SAVINGS BANK

                                 1-800-335-6918


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